Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-135464 of our report dated March 9, 2007 relating to the financial statements and financial statement schedules of Allied World Assurance Company Holdings, Ltd and subsidiaries, appearing in the Prospectus, which is a part of such Registration Statement.
We consent to the reference to us under the heading of “Experts” in such Prospectus.
/s/ Deloitte & Touche
Hamilton, Bermuda
April 27, 2007